Exhibit 1.1

[●] Shares

SCHRÖDINGER, INC.

COMMON STOCK (PAR VALUE $0.01 PER SHARE)

UNDERWRITING AGREEMENT

[August] [●], 2020

[August] [●], 2020

Morgan Stanley & Co. LLC

BofA Securities, Inc.

Jefferies LLC

BMO Capital Markets Corp.

As Representatives of the several Underwriters named in Schedule II hereto

c/o	Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

c/o	BofA Securities, Inc.
One Bryant Park
New York, New York 10036

c/o	Jefferies LLC
520 Madison Avenue
New York, New York 10022

c/o	BMO Capital Markets Corp.
3 Times Square, 25th Floor
New York, New York 10036

Ladies and Gentlemen:

Schrödinger, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the “Underwriters”) for whom Morgan Stanley & Co. LLC, BofA Securities, Inc., Jefferies LLC and BMO Capital Markets Corp. are acting as Representatives (the “Representatives”), and a certain stockholder of the Company (the “Selling Stockholder”) named in Schedule I hereto severally propose to sell to the Underwriters, an aggregate of [●] shares of the Company’s common stock, par value $0.01 per share (the “Firm Shares”), of which [●] shares are to be issued and sold by the Company and [●] shares are to be sold by the Selling Stockholder.

The Company also proposes to issue and sell to the several Underwriters not more than an additional [●] shares of its common stock, par value $0.01 per share (the “Additional Shares”) if and to the extent that the Representatives, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock and limited common stock (the “Limited Common Stock”), each par value $0.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.” The Company and the Selling Stockholder are hereinafter sometimes collectively referred to as the “Sellers.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, on Form S-1 (File No. 333-[●]) including a preliminary prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) (i) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”) or (ii) incorporated by reference therein, is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (a “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “preliminary prospectus” shall mean each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted information pursuant to Rule 430A under the Securities Act that was used after such effectiveness and prior to the execution and delivery of this Agreement, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness together with the documents and pricing information set forth in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

1.    Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)    The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission.

(b)    (i) Each document, if any, filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and incorporated by reference in the Registration Statement, Time of Sale Prospectus or the Prospectus complied when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus, as of its date, does not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement and as of the Closing Date and each Option Closing Date (as defined in Section 3) will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through you expressly for use therein, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the information contained in the [●] paragraph under the caption “Underwriters” (collectively, the “Underwriter Information”).

(c)    The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)    The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined herein) on the Company and its subsidiaries, taken as a whole.

(e)    Each subsidiary of the Company has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation, organization or formation (to the extent that the concept of good standing is applicable in such jurisdiction), has the corporate or other business entity power and authority to own its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing (to the extent that the concept of good standing is applicable in such jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing (to the extent that the concept of good standing is applicable in such jurisdiction) would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (to the extent that such concepts are applicable in such jurisdiction) and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(f)    This Agreement has been duly authorized, executed and delivered by the Company.

(g)    The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained under the heading “Description of Capital Stock” in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(h)    The shares of Common Stock (including the Shares to be sold by the Selling Stockholder) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(i)    The Shares to be sold by the Company have been duly authorized and, when issued and delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights that have not been validly waived.

(j)    The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (i) applicable law, (ii) the certificate of incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in the case of clauses (i), (iii) and (iv), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, or on the power and ability of the Company to perform its obligations under this Agreement. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as have already been obtained or made or as may be required by the securities or Blue Sky laws of the various states or the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) or the Nasdaq Global Market in connection with the offer and sale of the Shares.

(k)    There has not occurred any material adverse change, or any development that would reasonably be expected to result in a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries (a “Material Adverse Effect”), taken as a whole, from that set forth in the Time of Sale Prospectus.

(l)    There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, and proceedings that would not, singly or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described in all material respects; and there are no contracts or other documents to which the Company or its subsidiaries are subject or bound that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described in all material respects or filed or incorporated by reference as required.

(m)    Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n)    The Company is not, and immediately after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o)    The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

(p)    There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

(q)    There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except those contracts, agreements and understandings described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, all of which have been validly waived or complied with in connection with the issuance and sale of the Shares contemplated hereby.

(r)    (i) None of the Company or its subsidiaries or controlled affiliates, or any director, officer or employee thereof, or, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or controlled affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to improperly influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and its subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(s)    The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or its subsidiaries (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(t)    (i) None of the Company, any of its subsidiaries, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)    the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sections authority (collectively, “Sanctions”), or

(B)    located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii)    The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)    to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)    in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)    For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(u)    Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends (other than from its employees or other service providers in connection with the termination of the service pursuant to plans or agreements, as applicable); and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(v)    The Company and its subsidiaries do not own any real property. The Company and its subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such property and do not interfere in any material respect with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them, as applicable, under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(w)    The Company and its subsidiaries own or have a valid license to all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property Rights”) used in or reasonably necessary to the conduct of their businesses in the manner described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus; (ii) the Intellectual Property Rights owned by the Company and its subsidiaries and, to the Company’s knowledge, the Intellectual Property Rights licensed to the Company and its subsidiaries, are valid, subsisting and enforceable, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any such Intellectual Property Rights; (iii) neither the Company nor any of its subsidiaries has received any notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole; (iv) to the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by the Company that would materially adversely affect the Company and its subsidiaries, taken as a whole; (v) neither the Company nor any of its subsidiaries infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights of a third party in any material respect; (vi) all employees or contractors engaged in the development of Intellectual Property Rights on behalf of the Company or any subsidiary of the Company have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property Rights to the Company or the applicable subsidiary, and to the Company’s knowledge no such agreement has been breached or violated; and (vii) the Company and its subsidiaries use, and have used, commercially reasonable efforts to appropriately maintain all information intended to be maintained as a trade secret.

(x)    (i) The Company and its subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole; and (ii) neither the Company nor any of its subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required any proprietary    software code or other technology owned by the Company or any of its subsidiaries to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge, other than solely with respect to such Open Source Software, except as would not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

(y)    (i) The Company and each of its subsidiaries have complied and are presently in material compliance with all applicable internal and external privacy policies; contractual obligations; binding industry standards; applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority, including without limitation, HIPAA, the HITECH Act, and the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679), and the Company and each of its subsidiaries are taking or have taken commercially reasonable actions to comply with the California Consumer Privacy Act of 2018 (“CCPA”), in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of Personal Data or other household, sensitive, confidential or regulated data (collectively, “Data Security Obligations”, and such data, “Data”); (ii) the Company has not received any notification of or complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate material non-compliance with any Data Security Obligation, including, but not limited to any such liability relating to any security or data privacy breaches suffered by the Company or its subsidiaries; and (iii) the Company is not a party to any pending or threatened action, suit, proceeding, settlement agreement, order, decree, or judgment by or before any court or governmental agency, authority or body, alleging non-compliance with any Data Security Obligation. “Personal Data” means (a) Protected Health Information as defined by HIPAA; (b) “personal data” as defined by GDPR; (c) “personal information” as defined by CCPA, and (d) any other information that is otherwise considered “personal information”, “personally identifiable information, “personal data,” or similar term, under applicable law; and (e) any other piece of information that identifies such natural person.

(z)    The Company and each of its subsidiaries have, at all times, taken reasonable technical and organizational measures necessary to protect the information technology systems and Data used in connection with the operation of the Company’s and its subsidiaries’ businesses. Without limiting the foregoing, the Company and its subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system, Data, or Personal Data used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”). There has been no such Breach, and the Company and its subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach.

(aa)    No material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the Company’s knowledge, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could, singly or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

(bb)    The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as, in the Company’s reasonable judgment, are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

(cc)    Any statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects. To the Company’s knowledge, it does not require the consent of any third party for the use of any such data except as already obtained.

(dd)    The Company has operated at all times and is currently in compliance with all applicable statutes, rules and regulations of the U.S. Food and Drug Administration (the “FDA”) and applicable foreign regulatory authorities, including the European Medicines Agency and the UK Medicines & Healthcare products Regulatory Agency (collectively, the “Regulatory Authorities”) except where failure to be in compliance would not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. For purposes of this Agreement, “Health Care Laws” means:

(i)    the Federal Food, Drug, and Cosmetic Act and the regulations promulgated thereunder;

(ii)    the Standards for Privacy of Individually Identifiable Health Information, the Security Standards, and the Standards for Electronic Transactions and Code Sets promulgated under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), and the regulations promulgated thereunder and any state or non-U.S. counterpart thereof to which the Company is subject, the purpose of which is to protect the privacy of individuals or prescribers;

(iii)    licensure, quality, safety and accreditation requirements under applicable federal, state, local or foreign laws or regulatory bodies; and

(iv)    all other local, state, federal, national, supranational and foreign laws, relating to the regulation of the Company and the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by the Company.

(ee)    (i) the studies, tests and preclinical trials conducted by or on behalf of or sponsored by the Company or in which the Company has participated that are described or referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus were, and if still pending are, being conducted in all material respects in accordance with standard medical and experimental protocols, procedures and controls pursuant to accepted professional scientific research standards and procedures, and all applicable Health Care Laws, the rules and regulations of the Regulatory Authorities and current Good Clinical Practices and Good Laboratory Practices; (ii) the descriptions of the results of such studies and trials contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus are accurate in all material respects and fairly present the data derived from such trials and studies; (iii) the Company has no knowledge of any other studies or trials conducted by the Company or on behalf of the Company not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the results of which are inconsistent with or call into question the results described or referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus; (iv) the Company has provided the Underwriters with all substantive and material written notices, correspondence and summaries of all other communications provided to the Company or its subsidiaries from the Regulatory Authorities; and (v) the Company has not received any written notices, correspondence or other communications from any Regulatory Authority requiring or threatening the termination, material modification or suspension of any studies or trials that are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or the results of which are referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and, to the Company’s knowledge, there are no reasonable grounds for the same.

(ff)    (i) Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, the Company has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and, all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were timely, complete, accurate and not misleading on the date filed (or were corrected or supplemented by a subsequent submission); (ii) the Company has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or Regulatory Authority or other governmental entity alleging that the Company is in material violation of any Health Care Laws, including, without limitation, any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other written correspondence or notice from the FDA or any other Regulatory Authority or governmental entity, nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened; (iii) the Company is not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Regulatory Authority or other governmental entity; and (iv) neither the Company nor any of its employees, officers or directors has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the Company’s knowledge, is subject to an inquiry, investigation, proceeding or other similar action by a Regulatory Authority or other governmental entity that could reasonably be expected to result in debarment, suspension, or exclusion.

(gg)    The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, including, without limitation, from the Regulatory Authorities and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

(hh)    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is sponsored, maintained, administered or contributed to by the Company has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) neither the Company nor any member of its “Controlled Group” (defined as any trade or business, whether or not incorporated, that would be regarded as a single employer with the Company under Section 414 of the Code) (x) has ever sponsored, maintained, contributed to or has had any obligation to contribute to, any employee benefit plan that is subject to Title IV of ERISA or any “multiemployer plan” as defined in Section 3(37) of ERISA or (y) has incurred, or reasonably expects to incur, any liability under Title IV of ERISA.

(ii)    The financial statements included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates shown and its results of operations, statements of stockholders’ equity (deficit) and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby except (i) the unaudited, interim financial statements, which are subject to normal year-end adjustments and do not contain footnotes as permitted by the applicable rules of the Commission, and (ii) as otherwise disclosed therein. No supporting schedules are required to be included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus or the Prospectus under the Securities Act and the rules and regulations of the Commission thereunder. The other financial information included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby.

(jj)    There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not included as required. All disclosures included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of Commission) comply in all material respects with Regulation G of the Exchange Act, and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(kk)    KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries and delivered its report with respect to the audited consolidated financial statements, together with the notes thereto, filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(ll)    The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in the eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, Time of Sale Prospectus or Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(mm)    The Company is in compliance, to the extent required, with all provisions of the Sarbanes-Oxley Act of 2002, as amended, and all rules and regulations promulgated thereunder applicable to the Company as of the date hereof.

(nn)    The Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants or shares issued or to be issued pursuant to a contractual right described in the Prospectus providing for the exchange of shares of Common Stock for shares of Limited Common Stock.

(oo)    The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company, or for cases in which the failure to pay would not reasonably be expected to have a Material Adverse Effect), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which, singly or in the aggregate, has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect. The Company has made adequate charges, accruals and reserves on the books of the Company in respect of any federal, state, local and foreign tax returns for any periods not finally determined, except to the extent that such inadequacy would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company is not under audit by any governmental body or agency and has not received written notice of any pending or threatened audit, except to the extent that such audit would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(pp)    From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) or 163B of the Securities Act.

(qq)    The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone to engage in Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule IV hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(rr)    Neither the Company nor any of its subsidiaries has any securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(ss)    As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(tt)    The Company maintains disclosure controls and procedures that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within the Company; such disclosure controls and procedures are effective at the reasonable assurance level; and the Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act through June 30, 2020.

(uu)    The interactive data in eXtensible Business Reporting Language included in or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

2.    Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to and agrees with each of the Underwriters that:

(a)    This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder, and constitutes the valid and binding agreement of the Selling Stockholder.

(b)    The execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, this Agreement, will not contravene any provision of applicable law or any agreement or other instrument binding upon the Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Selling Stockholder of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of such Shares.

(c)    The Selling Stockholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by the Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, and to sell, transfer and deliver the Shares to be sold by the Selling Stockholder or a security entitlement in respect of such Shares.

(d)    Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(e)    The Selling Stockholder has delivered to you an executed lock-up agreement in substantially the form attached hereto as Exhibit A.

(f)    The Selling Stockholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus to sell its Shares pursuant to this Agreement.

(g)    (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that such representations and warranties set forth in this clause (g) apply, with respect to the Selling Stockholder, only to statements or omissions made in each Registration Statement, the Time of Sale Prospectus, broadly available road show, the Prospectus and any further amendments or supplements to the Registration Statement, the Time of Sale Prospectus and the Prospectus that are made in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use therein (such information with respect to the Selling Stockholder, the “Selling Stockholder Information”).

(h)    (i) The Selling Stockholder is not:

(A)    the subject of any Sanctions, or

(B)    a resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii)    The Selling Stockholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Person:

(A)    to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)    in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)    The Selling Stockholder has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(iv)    (a) The Selling Stockholder has not taken nor will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any Government Official in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (b) the Selling Stockholder has conducted his business in compliance with applicable anti-corruption laws and (c) the Selling Stockholder will not use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

3.    Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $[●] a share (the “Purchase Price”) the number of Firm Shares (subject to adjustments to eliminate fractional shares as may be determined by the Representatives) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to [●] Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering sales of shares in excess of the number of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

4.    Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $[●] a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $[●] a share under the Public Offering Price.

5.    Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [●], 2020, or at such other time on the same or such other date, not later than [●], 2020, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [●], 2020, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

6.    Conditions to the Underwriters’ Obligations. The obligations of each Seller to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 4:00 p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)    no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission;

(ii)    there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)    The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company on behalf of the Company, to the effect set forth in Section 6(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)    The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Wilmer Cutler Pickering Hale and Dorr LLP, outside counsel for the Company, dated the Closing Date, in the form set forth in Exhibit C hereto.

(d)    The Underwriters shall have received on the Closing Date an opinion of Richards, Layton & Finger, P.A., outside Delaware counsel for the Company dated the Closing Date, in the form set forth in Exhibit D hereto.

(e)    The Underwriters shall have received on the Closing Date an opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Selling Stockholder, dated the Closing Date, in the form set forth in Exhibit E hereto.

(f)    The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Cooley LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to you.

With respect to Sections 6(c) and 6(f) above, Wilmer Cutler Pickering Hale and Dorr LLP and Cooley LLP may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to Section 6(e) above, Paul, Weiss, Rifkind, Wharton & Garrison LLP may rely upon an opinion or opinions of counsel for such Selling Stockholder and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of such Selling Stockholder and in other documents and instruments; provided that (A) each such counsel for the Selling Stockholder is satisfactory to the Representatives, (B) a copy of each opinion so relied upon is delivered to the Representatives and is in form and substance satisfactory to the Representatives, (C) Paul, Weiss, Rifkind, Wharton & Garrison LLP shall state in their opinion that they are justified in relying on each such other opinion.

The opinions of Wilmer Cutler Pickering Hale and Dorr LLP, Richards, Layton & Finger, P.A. and Paul, Weiss, Rifkind, Wharton & Garrison LLP described in Sections 6(c), 6(d) and 6(e) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(g)    The Underwriters shall have received, on each of the date hereof and the Closing Date, a certificate dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from the chief financial officer of the Company on behalf of the Company as to the accuracy of certain financial and other information included in the Registration Statement, the Time of Sale Prospectus and the Prospectus;

(h)    The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(i)    The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(j)    The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i)    a certificate, dated the Option Closing Date and signed by an executive officer of the Company on behalf of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 6(b) hereof remains true and correct as of such Option Closing Date;

(ii)    an opinion and negative assurance letter of Wilmer Cutler Pickering Hale and Dorr LLP, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion and negative assurance letter required by Section 6(c) hereof;

(iii)    an opinion of Richards, Layton & Finger, P.A., outside Delaware counsel for the Company, dated the Option Closing Date, substantially in the same form and substance as the opinion required by Section 6(d) hereof;

(iv)    an opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP , counsel for the Selling Stockholder, dated the Option Closing Date, substantially in the same form and substance as the opinion required by Section 6(e) hereof;

(v)    an opinion and negative assurance letter of Cooley LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion and negative assurance letter required by Section 6(f) hereof;

(vi)    a certificate from the chief financial officer of the Company on behalf of the Company, dated the Option Closing Date, substantially in the same form and substance as the certificate required by Section 6(g) hereof;

(vii)    a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from KPMG LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(h) hereof; and

(viii)    such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

7.    Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)    If requested, to furnish to you, without charge, four signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto and documents incorporated by reference) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)    Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object in a timely manner, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)    To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)    Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)    If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)    If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)    If required by applicable law, to endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that nothing contained herein shall require the Company to qualify to do business in any jurisdiction, to execute a general consent of service of process in any jurisdiction or to subject itself to taxation in any jurisdiction in which it is not otherwise subject.

(h)    To make generally available to the Company’s security holders and to you as soon as reasonably practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder; provided however, that the Company will be deemed to have furnished such statement to its security holders to the extent it is filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

(i)    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum (provided that the amount payable by the Company with respect to the fees and disbursements of counsel for the Underwriters pursuant to clause (iii) shall not exceed $2,500 in the aggregate), (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA (provided that the amount payable by the Company with respect to the fees and disbursements of counsel for the Underwriters pursuant to clause (iv) shall not exceed $30,000 in the aggregate), (v) all costs and expenses incident to listing the Shares on the Nasdaq Global Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show (the remaining 50% of the cost of such aircraft to be paid by the Underwriters), (ix) the document production charges and expenses associated with printing this Agreement, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 10 entitled “Indemnity and Contribution” and the last paragraph of Section 12 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(j)    If any Seller is not a U.S. person for U.S. federal income tax purposes, the Company will deliver to each Underwriter (or its agent), on or before the Closing Date, (i) a certificate with respect to the Company’s status as a “United States real property holding corporation,” dated not more than thirty (30) days prior to the Closing Date, as described in Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), and (ii) proof of delivery to the IRS of the required notice, as described in Treasury Regulations 1.897-2(h)(2).

(k)    The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares within the meaning of the Securities Act and (b) completion of the Restricted Period (as defined in this Section 7).

(l)    If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

The Company also covenants with each Underwriter that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period ending 90 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock or securities convertible into or exercisable for shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (c) the issuance by the Company of shares of Common Stock or Limited Common Stock upon the exchange of any security exchangeable therefor or the conversion of any security convertible therefor pursuant to a contractual arrangement or other right described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, provided that the Company shall cause each recipient of such issuance to execute and deliver to the Representatives an agreement substantially in the form of Exhibit A hereto if such recipient has not already delivered one, (d) facilitating the establishment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period, (e) the grant of any options to purchase shares of Common Stock or other awards granted under a stock incentive plan or stock purchase plan described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and the issuance by the Company of shares of Common Stock upon the exercise thereof, provided that the Company shall cause each recipient of such grant to execute and deliver to the Representatives an agreement substantially in the form of Exhibit A hereto if such recipient has not already delivered one, (f) the filing by the Company of any registration statement on Form S-8 or a successor form thereto relating to the shares of Common Stock granted pursuant to or reserved for issuance under a stock incentive plan or stock purchase plan described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or (g) shares of Common Stock or other securities issued in connection with a transaction with an unaffiliated third party that includes a debt financing or a bona fide commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements, or intellectual property license agreements) or any acquisition of assets or acquisition of not less than a majority or controlling portion of the equity of another entity, provided that (x) the aggregate number of shares issued pursuant to this clause (g) shall not exceed 5% of the total number of outstanding shares of Common Stock immediately following the issuance and sale of the Shares to be sold hereunder and (y) the recipient of any such shares of Common Stock and securities issued pursuant to this clause (g) during the 90-day restricted period described above shall enter into an agreement substantially in the form of Exhibit A hereto on or prior to such issuance.

8.    Covenants of the Selling Stockholder. The Selling Stockholder covenants with each Underwriter as follows:

(a)    The Selling Stockholder will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(b)    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Selling Stockholder agrees to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, with respect to the fees, disbursements and expenses of counsel for the Selling Stockholder.

9.    Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

10.    Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in, the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication or arise out of, or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through you consists of the Underwriter Information.

(b)    The Selling Stockholder agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, the Prospectus or any amendment or supplement thereto, or any Testing the Waters Communication, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent made in reliance upon and in conformity with any Selling Stockholder Information, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Underwriter Information and provided, further, that the liability of the Selling Stockholder pursuant to this subsection (b) shall not exceed the proceeds (net of any underwriting discounts and commissions but before deducting expenses) from the sale of the Shares sold by the Selling Stockholder hereunder (the “Selling Stockholder Proceeds”).

(c)    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholder, the Company’s directors, the Company’s officers who sign the Registration Statement and each person, if any, who controls the Company or the Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Underwriters through you consists of the Underwriter Information.

(d)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a) or 10(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Stockholder and all persons, if any, who control the Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholder and such control persons of the Selling Stockholder, such firm shall be designated in writing by the Selling Stockholder. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)    To the extent the indemnification provided for in Section 10(a) or 10(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Sellers on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 10(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(e)(i) above but also the relative fault of the Sellers on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (after deducting underwriting discounts and commissions but before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(f)    The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, (ii) the contribution by the Selling Stockholder pursuant to this subsection (f) shall not exceed the Selling Stockholder Proceeds (without duplication of any amounts the Selling Stockholder has paid under subsection (b) above) and (iii) the Selling Stockholder shall be liable only to the extent that the relevant loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission, in each case, which relates to the Selling Stockholder made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any roadshow, or any Testing the Waters Communication, in reliance upon and in conformity with any Selling Stockholder Information. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g)    The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company and the Selling Stockholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, by or on behalf of the Selling Stockholder, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

11.    Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, or the Nasdaq Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

12.    Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Stockholder for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholder. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, other than by reason of a default by the Underwriters, the Sellers will reimburse the non-defaulting Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonably incurred and documented fees and disbursements of their counsel) reasonably incurred by such non-defaulting Underwriters in connection with this Agreement or the offering contemplated hereunder.

13.    Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)    The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

(c)    The Selling Stockholder further acknowledges and agrees that, although the Underwriters may provide the Selling Stockholder with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the Underwriters are not making a recommendation to the Selling Stockholder to participate in the offering or sell any Shares at the Purchase Price, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

14.    Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15.    Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

16.    Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17.    Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18.    Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; BofA Securities, Inc., One Bryant Park, New York, New York 10036, facsimile: (646) 855 3073, Attention: Syndicate Department with a copy to facsimile: (212) 230-8730 Attention: ECM Legal; Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: General Counsel; BMO Capital Markets Corp., 3 Times Square, New York, New York 10036, Attention: Legal Department and, in each case, with a copy (which copy shall not constitute notice) to Cooley LLP, 55 Hudson Yards, New York, New York 10001, Attention: Divakar Gupta; if to the Company shall be delivered, mailed or sent to Schrödinger, Inc., 120 West 45th Street, 17th Floor, New York, New York 10036, Attention: Chief Legal Officer, with a copy (which copy shall not constitute notice) to Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, Attention: Cynthia T. Mazareas; and if to the Selling Stockholder shall be delivered, mailed or sent to [--].

Very truly yours, SCHRÖDINGER, INC.

By:
Name:
Title:

The Selling Stockholder named in Schedule I hereto

By:

Richard A. Friesner

Accepted as of the date hereof Morgan Stanley & Co. LLC BofA Securities, Inc. Jefferies LLC BMO Capital Markets Corp.

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto.

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	BofA Securities, Inc.

By:
Name:
Title:

By:	Jefferies LLC

By:
Name:
Title:

By:	BMO Capital Markets Corp.

By:
Name:
Title:

SCHEDULE I

Selling Stockholder	Number of Firm Shares To Be Sold
Richard A. Friesner	[●]

I-1

SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC	[●]
BofA Securities, Inc.	[●]
Jefferies LLC	[●]
BMO Capital Markets Corp.	[●]

Total:	[●]

II-1

SCHEDULE III

Time of Sale Prospectus

1.	Preliminary Prospectus issued [●], 2020.

2.	Price per share to the public: [●]

Number of Shares offered: [●]

Underwriters’ option to purchase additional shares: [●]

III-1

SCHEDULE IV

Written Testing-the-Waters Communications

[-].

IV-1

EXHIBIT A

FORM OF LOCK-UP LETTER

Date:

Morgan Stanley & Co. LLC

BofA Securities, Inc.

Jefferies LLC

BMO Capital Markets Corp.

c/o	Morgan Stanley & Co. LLC
1585 Broadway New
York, New York 10036

c/o	BofA Securities, Inc.
One Bryant Park
New York, New York 10036

c/o	Jefferies LLC
520 Madison Avenue
New York, New York 10022

c/o	BMO Capital Markets Corp.
3 Times Square, 25th Floor
New York, New York 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC, BofA Securities, Inc., Jefferies LLC and BMO Capital Markets Corp. (collectively, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Schrödinger, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of shares of the common stock, par value $0.01 per share, of the Company (the “Common Stock”). As used herein, the term “Common Stock” refers to shares of the Company’s Common Stock, par value $0.01 per share and any shares of limited voting common stock, par value $0.01 per share, of the Company.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives, on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus (the “Restricted

Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the following:

(a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions;

(b) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a bona fide gift, including to a charitable organization or educational institution in a transfer not involving the payment of consideration in exchange for such transfer;

(c) transfers or dispositions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to any member of the immediate family of the undersigned or any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned in a transaction not involving a disposition for value;

(d) transfers or dispositions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the undersigned or the immediate family of the undersigned;

(e) transfers or dispositions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (i) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned upon the death of the undersigned or (ii) in connection with a divorce settlement or solely by operation of law pursuant to a qualified domestic relations order;

(f) if the undersigned is an entity, transfers or distributions of shares of Common Stock or any security convertible into Common Stock to general or limited partners, members or stockholders of the undersigned, its direct or indirect affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) or to an investment fund or other entity that controls or manages, or is under common control with, the undersigned;

provided that in the case of any transfer, disposition or distribution pursuant to clause (b), (c), (d), (e) or (f), (i) each transferee, donee or distributee shall sign and deliver a lock-up agreement substantially in the form of this agreement and (ii) no public announcement shall be made and no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period (other than, in the case of a transfer or other disposition pursuant to clause (c) or (e) above, any Form 4 or Form 5 required to be filed under the Exchange Act if the undersigned is subject to Section 16 reporting with respect to the Company under the Exchange Act; any such filing will indicate by footnote disclosure or otherwise the nature of the transfer or disposition);

(g) transfers or dispositions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to the Company pursuant to any contractual arrangement in effect on the date of this agreement and disclosed to the Underwriters that provides for the repurchase of the undersigned’s Common Stock or other securities by the Company or in connection with the termination of the undersigned’s employment with or service to the Company; provided that no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be voluntarily made during the Restricted Period in connection with any such transfers or dispositions (other than any Form 4 or Form 5 required to be filed under the Exchange Act if the undersigned is subject to Section 16 reporting with respect to the Company under the Exchange Act; any such filing will indicate by footnote disclosure or otherwise the nature of the transfer or disposition);

(h) the exercise of stock options to purchase shares of Common Stock granted under any equity incentive plan described in the Prospectus and any related transfer to the Company of shares of Common Stock (including by way of “net” or “cashless” exercise solely to cover withholding tax obligations in connection with such exercise and any transfer to the Company for the payment of taxes as a result of such exercise); provided that any shares of Common Stock received upon exercise shall be subject to the restrictions on transfer set forth in this agreement; provided, further, that no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be voluntarily made during the Restricted Period (other than a filing on a Form 4 that reports such disposition under the transaction code “F”);

(i) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer or disposition of shares of Common Stock, provided that (i) such plan does not provide for the transfer or disposition of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer or disposition of Common Stock may be made under such plan during the Restricted Period;

(j) transfers or dispositions of shares of Common Stock under a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer or disposition of shares of Common Stock that is existing as of the date hereof; or

(k) (i) transfers of shares of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) pursuant to a bona fide third-party tender offer for shares of the Company’s capital stock made to all holders of the Company’s securities, merger, consolidation or other similar transaction approved by the Company’s board of directors the result of which is that any person (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the total voting power of the voting stock of the Company and (ii) entry into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of shares of Common Stock or such other securities in connection with a transaction described in (i) above; provided that in the event that such change of control transaction is not completed, the Common Stock (or any security convertible into or exercisable or exchangeable for Common Stock) owned by the undersigned shall remain subject to the restrictions contained in this agreement.

For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. This agreement and any claim, controversy or dispute arising under or related to this agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of laws principles thereof.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice, nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares, and the undersigned has consulted its own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the Public Offering, the Underwriters are not making a recommendation to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

The undersigned understands that, (i) if the Representatives, on behalf of the Underwriters, on the one hand, or the Company, on the other hand, informs the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (ii) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, (iii) if the registration statement related to the Public Offering has been withdrawn prior to the execution of the Underwriting Agreement or (iv) the Underwriting Agreement is not executed on or before October 31, 2020, then, in each case, this agreement shall automatically, and without any action on the part of any other party, be of no further force and effect, and the undersigned shall be automatically released from all obligations under this agreement.

Very truly yours,

Name:

Address

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

                         , 20

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Schrödinger, Inc. (the “Company”) of          shares of common stock, $0.01 par value (the “Common Stock”), of the Company and the lock-up letter dated         , 2020 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated         , 20    , with respect to ____ shares of Common Stock (the “Shares”).

Morgan Stanley & Co. LLC, BofA Securities, Inc., Jefferies LLC and BMO Capital Markets Corp. hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective         , 20    ; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,

Morgan Stanley & Co. LLC

BofA Securities, Inc.

Jefferies LLC

BMO Capital Markets Corp.

Acting severally on behalf of themselves and the

several Underwriters named in Schedule II hereto

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	BofA Securities, Inc.

By:
Name:
Title:

By:	Jefferies LLC

By:
Name:
Title:

By:	BMO Capital Markets Corp.

By:
Name:
Title:

cc:	Company

FORM OF PRESS RELEASE

Schrödinger, Inc.

[Date]

Schrödinger, Inc. (the “Company”) announced today that Morgan Stanley & Co. LLC, BofA Securities, Inc., Jefferies LLC and BMO Capital Markets Corp., active book-running managers in the Company’s recent public sale of          shares of common stock is [waiving][releasing] a lock-up restriction with respect to          shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on         , 20     , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

EXHIBIT C

FORM OF OPINION OF WILMER CUTLER PICKERING HALE AND DORR LLP

EXHIBIT D

FORM OF OPINION OF RICHARDS, LAYTON & FINGER, P.A.

EXHIBIT E

FORM OF OPINION OF PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP